Exhibit 99.1

Creatd Announces its Intent to Acquire Brave, and Closes $2.15 Million in Above-Market Financing

●	Company has entered into a Memorandum of Understanding (MOU) for the acquisition of healthy breakfast brand, Brave, which would mark Creatd’s fourth consumer brand acquisition under its Ventures pillar.

●	The transaction is expected to close within the coming weeks; upon closing, it is anticipated that Brave will be immediately accretive to Creatd’s revenues.

●	Creatd additionally announces close of private placement priced at $2.00, two times Friday’s market close.

●	Proceeds from the private placement to be allocated in part toward numerous expansion initiatives outlined at the Company’s recent Investor Day, including acquisitions and technology development.

NEW YORK, N.Y., Jul. 25, 2022 /PRNewswire/ — Creatd, Inc. (Nasdaq CM: CRTD) (“Creatd” or the “Company”), the parent company of Creatd Ventures, today announced that it has entered into a non-binding Memorandum of Understanding (“MOU”) to purchase a 100% ownership stake in Brave, a plant-based food company that provides convenient and healthy breakfast food products that don’t compromise on taste and quality. Following the close of the proposed transaction, which the Company expects to occur within the coming weeks, Creatd will begin recognizing Brave’s revenues in its consolidated financial statements, increasing the overall value of Creatd Ventures’ portfolio.

Like the other brands in Creatd Ventures’ portfolio–Camp, Dune, and Basis–Brave began with a creator and a problem to solve. The world was struggling with conventional breakfast options that pit nutrition against convenience. Brave was designed to break this mold, and emerged to offer consumers a better, healthier superfood breakfast.

Commented Thomas Punch, head of Creatd Ventures, “Brave has all the hallmarks of an ideal acquisition candidate for our portfolio of brands: a health and wellness consumer brand, with a subscription-oriented business model, that is meeting a growing demand among a loyal base of recurring consumers. Between our shared resource model and the audience insights leveraged from Vocal and from our brand collaborations, we believe that Creatd Ventures offers a significant value proposition for up-and-coming brands like Brave. Here, we help creators become entrepreneurs, and enable them to unlock scale while growing sustainably.”

Additionally, Creatd today announced that it has entered into definitive agreements for a private placement with an aggregate principal amount of $2.15 million (the “Private Placement”). Pursuant to the Private Placement, the Company agrees to sell and issue original issue discount convertible debentures and warrants to purchase shares of common stock. The debentures will be issued with a 10% original issue discount, resulting in gross proceeds of approximately $1.9 million, have a maturity date of November 30, 2022, subject to extension by six months at the Company’s option, and are convertible into shares of the Company’s common stock at a conversion price of $2.00 per share. Participating in the transaction were numerous longtime investors in the Company.

Pursuant to the Private Placement, Creatd will also issue 1,075,000 warrants to purchase shares of common stock with an initial exercise price of $3.00 per share, and 1,075,000 warrants to purchase shares of common stock with an initial exercise price of $6.00 per share, both with a term of five years. The conversion price of the debenture is equal to the price per Unit of the Company’s upcoming Rights Offering, being made pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-265251). Additionally, both warrants offered in the private placement have exercise prices equal to those included in the Rights offering Units.

The Private Placement is expected to close on or about July 25, 2022, subject to the satisfaction of customary closing conditions.

Commented Creatd’s Executive Chairman Jeremy Frommer, “As we have communicated, both in our newly updated Expansion Plan deck as well as in management’s presentation at last week’s Investor Day, a core aspect of Creatd’s expansion strategy involves us continuing to pursue acquisitions that align with and complement the brands in our existing Ventures portfolio. Brave is the latest example of this strategy coming to fruition, all while we continue building out our future target pipeline, and maintain active discussions with a number of other potential candidates. Given the momentum evident across all of Creatd’s business pillars, we believe our decision to take advantage of this financing opportunity was a prudent one, enabling the Company to keep its foot on the gas pedal and continue riding our rapid pace of growth.”

Continued Frommer, “We would also like to remind all of Creatd’s existing and prospective shareholders of our rights offering calendar, as well as the upcoming Ownership Date cutoff this Wednesday, July 27th at 4:00 PM ET. This is the deadline by which you must purchase Creatd securities in order to be considered shareholder of record as of the Record Date. I am hopeful that, as we approach the Record Date and the start of the Subscription Period, when-issued trading on the publicly tradable warrants will begin soon.”

The Company has confirmed the following calendar in connection with the 2022 Rights Offering:

Wednesday, July 27	Ownership Date – Securities must be acquired by market close of 4:00 PM ET in order to be considered a shareholder of record on the Record Date
Thursday, July 28	Ex-Right Date, CRTD & CRTDW will trade on this day without the Rights attached.
Friday, July 29	Rights Offering Record Date
Wednesday, August 8	Subscription Period Begins – Shareholders can start subscribing or oversubscribing for the Rights Offering
Wednesday, August 22	Subscription Period Ends – 5:00 PM ET unless extended at the Company’s sole discretion

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a company dedicated to unlocking creativity for creators, brands, and consumers. We accomplish this through Creatd’s four business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios.

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

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